Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports First-Quarter Financial Results; Increases Share Repurchase Authorization By $25 Million

Cambridge, Mass., April 30, 2014 … Forrester Research, Inc. (Nasdaq: FORR) today announced its 2014 first-quarter financial results. The company also announced that its board of directors authorized a $25 million increase in the company’s stock repurchase program, bringing the total available repurchase authorization to approximately $45.1 million.

First-Quarter Financial Performance

Total revenues were $73.1 million for the first quarter of 2014, compared with $71.4 million for the first quarter of 2013. Research revenues increased 1%, and advisory services and other revenue increased 6%, compared with the first quarter of 2013.

On a GAAP basis, net loss was $0.1 million, resulting in no earnings per diluted share for the first quarter of 2014, compared with net income of $2.2 million, or $0.10 per diluted share, for the same period in 2013.

On a pro forma basis, net income was $2.0 million, or $0.10 per diluted share, for the first quarter of 2014, which reflects a pro forma effective tax rate of 38%. Pro forma net income excludes stock-based compensation of $1.9 million, amortization of $0.5 million of acquisition-related intangible assets, and reorganization costs of $0.8 million. This compares with pro forma net income of $4.7 million, or $0.21 per diluted share, for the same period in 2013, which reflects a pro forma tax rate of 39%. Pro forma net income for the first quarter of 2013 excludes stock-based compensation of $1.9 million, amortization of $0.6 million of acquisition-related intangible assets, reorganization costs of $1.6 million, and net investment losses of $0.2 million.

“Forrester was at the upper end of revenue guidance as we continue to see improved sales performance,” said George F. Colony, Forrester’s chairman and chief executive officer. “We are encouraged that our renewed focus on helping clients win, serve, and retain customers is beginning to lift top-line growth. However, unplanned, one-time expenses put the company below its first-quarter EPS guidance. Despite this shortfall, our full-year EPS and revenue guidance remains unchanged.”

A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

Forrester is providing second-quarter 2014 financial guidance as follows:

Second-Quarter 2014 (GAAP):

•	Total revenues of approximately $82.5 million to $85.5 million

•	Operating margin of approximately 7.5% to 9.5%

•	Other income, net of zero

•	An effective tax rate of 38%

•	Diluted earnings per share of approximately $0.20 to $0.24

Second-Quarter 2014 (Pro Forma):

Pro forma financial guidance for the second quarter of 2014 excludes stock-based compensation expense of $1.4 million to $1.6 million, reorganization costs of $0.8 million to $1.1 million, amortization of acquisition-related intangible assets of approximately $0.5 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 11.0% to 13.0%

•	Pro forma effective tax rate of 38%

•	Pro forma diluted earnings per share of approximately $0.29 to $0.33

Our full-year 2014 guidance is as follows:

Full-Year 2014 (GAAP):

•	Total revenues of approximately $304.0 million to $312.0 million

•	Operating margin of approximately 6.0% to 7.0%

•	Other income, net of zero

•	An effective tax rate of 38%

•	Diluted earnings per share of approximately $0.57 to $0.64

Full-Year 2014 (Pro Forma):

Pro forma financial guidance for full-year 2014 excludes stock-based compensation expense of $7.5 million to $8.0 million, reorganization costs of $1.6 million to $1.9 million, amortization of acquisition-related intangible assets of approximately $2.2 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 9.5% to 10.5%

•	Pro forma effective tax rate of 38%

•	Pro forma diluted earnings per share of approximately $0.93 to $1.00

Quarterly Dividend

Forrester also announced today that its board of directors has approved a quarterly dividend of $0.16 per share, payable June 18, 2014, to shareholders of record on June 4, 2014.

About Forrester Research

Forrester Research (Nasdaq: FORR) is a global research and advisory firm serving professionals in 13 key roles across three distinct client segments. Our clients face progressively complex business and technology decisions every day. To help them understand, strategize, and act upon opportunities brought by change, Forrester provides proprietary research, consumer and business data, custom consulting, events and online communities, and peer-to-peer executive programs. We guide leaders in business technology, marketing and strategy, and the technology industry through independent fact-based insight, ensuring their business success today and tomorrow. For more information, visit www.forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of and full-year 2014 and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, the possibility of network disruptions and security breaches, and possible variations in Forrester’s quarterly operating results. Financial guidance regarding shares outstanding and per-share amounts is based on certain assumptions that are subject to change, including as a result of the number of shares repurchased by Forrester under its announced share repurchase program. Dividend declarations are at the discretion of Forrester’s board of directors, and plans for future dividends may be revised by the board at any time. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income and the table of key financial data are attached.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617.613.6000

mdoyle@forrester.com

Jon Symons

Vice President, Corporate Communications

Forrester Research, Inc.

+ 1 617.613.6104

press@forrester.com

© 2014, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013

Revenues:
Research services	$50,793	$50,278
Advisory services and other	22,278	21,083

Total revenues	73,071	71,361

Operating expenses:
Cost of services and fulfillment	29,480	27,027
Selling and marketing	29,883	27,057
General and administrative	9,527	9,487
Depreciation	2,773	2,360
Amortization of intangible assets	539	559
Reorganization costs	849	1,591

Total operating expenses	73,051	68,081

Income from operations	20	3,280

Other income (loss), net	(64)	376
Gains (losses) on investments, net	37	(200)

Income (loss) before income taxes	(7)	3,456

Income tax provision	59	1,287

Net income (loss)	$(66)	$2,169

Diluted income per share	$—	$0.10

Diluted weighted average shares outstanding	19,613	22,658

Basic income per share	$—	$0.10

Basic weighted average shares outstanding	19,613	22,306

Pro forma data (1):

Income from operations	$20	$3,280
Amortization of intangible assets	539	559
Reorganization costs	849	1,591
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,073	904
Selling and marketing	338	422
General and administrative	536	534

Pro forma income from operations	3,355	7,290

Other income (loss), net	(64)	376

Pro forma income before income taxes	3,291	7,666

Pro forma income tax provision	1,251	2,990

Pro forma net income	$2,040	$4,676

Pro forma diluted income per share	$0.10	$0.21

Pro forma diluted weighted average shares outstanding	20,154	22,658

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our pro forma presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, reorganization costs and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.

Consolidated Balance Sheet and Cash Flow Data

(Unaudited, in thousands, except headcount data)

	March 31, 2014	December 31, 2013
Balance sheet data:
Cash, cash equivalents and marketable investments	$157,241	$155,145
Accounts receivable, net	$49,105	$77,543
Deferred revenue	$159,778	$152,903

	Three Months Ended March 31,
	2014	2013
Cash flow data:
Net cash provided by operating activities	$33,004	$35,453
Purchases of property and equipment	$(680)	$(939)
Repurchases of common stock	$(29,712)	$—
Dividend paid	$(3,135)	$(3,350)

	As of March 31,
	2014	2013
Metrics:
Agreement value	$223,345	$218,619
Client retention	74%	77%
Dollar retention	87%	90%
Enrichment	97%	95%
Number of clients	2,461	2,442

	As of March 31,
	2014	2013
Headcount:
Total headcount	1,304	1,222
Research and consulting staff	492	441
Sales staff	491	460